Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

  Tidewater to Present at the 2018 Barclays CEO Energy-Power Conference

HOUSTON, August 31, 2018 –Tidewater Inc. (NYSE: TDW) announced today that John T. Rynd, President, CEO and Director, will present at the 2018 Barclays CEO Energy-Power Conference in New York, New York on Thursday, September 6, 2018, at approximately 9:45 a.m. Eastern time.  The presentation will be available via real-time webcast at http://www.tdw.com.  Playback will be available on September 6, 2018, at approximately 12:00 p.m. Eastern time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC, which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater owns and operates one of the largest fleets of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

CONTACT:  Tidewater Inc.

Quinn P. Fanning

Chief Financial Officer

713-470-5231

Jason Stanley

Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.